UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 5, 2003

GEOCOM RESOURCES, INC. (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	333-62482 (Commission File Number)	98-0349734 (IRS Employer Identification No.)
1030 West Georgia Street Suite 1208 Vancouver, B.C., Canada (Address of principal executive offices)		V6E 2Y3 (Zip/Postal Code)
Registrant's telephone number, including area code: (604) 662-7900
N/A (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

Not applicable.

Item 6. Resignations of Registrant's Directors.

Effective February 5, 2003, Mr. Milton Cox resigned as a director of the Registrant. Mr. Cox had joined the Registrant's board in October of 2002 in connection with a Letter of Intent with ADS Drilling Services Inc. The Letter of Intent was officially cancelled on December 22, 2002.

Item 7. Financial Statements and Exhibits.

  Financial Statements of Business Acquired.

  Not applicable

  Pro forma Financial Information.

  Not applicable.

  Exhibits.

Not applicable

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Regulation FD Disclosure.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2003

GEOCOM RESOURCES INC.

/s/ Andrew B. Stewart
_______________________________
By: Andrew B. Stewart, Secretary